Exhibit 4.2

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

WH-___                                               ______ Warrants

INTACTA TECHNOLOGIES, INC.

WARRANT

           This warrant certificate (the "Warrant Certificate") certifies that _________________ or registered assigns, is the registered holder of warrants to purchase, at any time until May 30, 2005 (the "Expiration Date"), up to ____________ fully-paid and non-assessable shares, subject to adjustment in accordance with Article 5 hereof (the "Warrant Shares"), of the common stock, par value $.0001 per share (the "Common Shares"), of Intacta Technologies, Inc., a Nevada corporation (the "Company"), subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants." This Warrant Certificate is one of a series of Warrant Certificates being issued pursuant to the Company's Executive Summary and Term Sheet dated May 1, 2000 (the "Offering").

          1.      Exercise of Warrants.

                  1.1.     Exercise for Cash. Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $3.50 per Warrant Share, subject to adjustment as set forth in Article 5 hereof, payable in cash or by check to the order of the Company, or any combination of cash or check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased (except in connection with an exercise made in accordance with Section 1.2 hereof), at the Company's principal offices (presently located at 235 Peachtree Street N.E., 2215 North Tower, Atlanta, Georgia 30303) the registered holder hereof (the "Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder, in whole or in part.

                  1.2.     Exercise by Surrender of Warrants. In addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right, at any time, or from time to time, after either (i) the 90th day following the date on which a Registration Request (as defined in Section 6.1 hereof) is delivered to the Company and the registration statement requested thereby with respect to the Warrant Shares is not effective at the time of exercise or (ii) if the registration statement referred to in clause (i) is declared effective but is subsequently unavailable for use in connection with the resale of the Warrant Shares prior to the expiration of the Warrants, to exercise the Warrants in full or in part by surrendering this Warrant Certificate in the manner specified in Section 1.1 above in exchange for the number of Warrant Shares equal to the product of (x) the number of Warrant Shares as to which the Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as hereinafter defined) of the Common Shares minus the Exercise Price per Warrant Share and the denominator of which is the Market Price per Common Share. "Market Price" for purposes hereof shall be deemed the last reported sale price on the date on which the form of election to purchase attached hereto is deemed to have been sent to the Company pursuant to Section 12 hereof ("Notice Date"), or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Shares are then listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the Nasdaq Stock Market ("Nasdaq") (or similar organization if Nasdaq is no longer reporting such information), or if the Common Shares are not quoted on Nasdaq or an exchange, as determined in good faith by resolution of the Board of Directors of the Company based on the best information available to it.

          2.      Issuance of Certificates. Upon the exercise of the Warrants, the Company shall forthwith (and in any event within three (3) business days thereafter) instruct its transfer agent to issue certificates for the Warrant Shares purchased pursuant to such exercise without charge to the Holder, including, without limitation, any tax which may be payable in respect of such issuance, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

          The Warrant Certificates and, upon exercise of the Warrants, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

"The securities represented by this certificate and/or the securities issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

          3.      Investment Representation. The Holder of this Warrant Certificate, by its acceptance, covenants and agrees that the Warrants and the Warrant Shares issuable upon exercise of the Warrants are being acquired as an investment and not with a view to the distribution thereof.

          4.      Price.

                  4.1.     Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $3.50 per Warrant Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 5 hereof.

                  4.2.     Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

          5.      Adjustments of Exercise Price and Number of Warrant Shares.

                  5.1.     Dividends and Distributions. In case the Company shall at any time after the date hereof pay a dividend in Common Shares or make a distribution in Common Shares, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of Common Shares outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of Common Shares outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section 5.1, the Common Shares issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of stockholders entitled to receive such dividend or distribution.

                  5.2.     Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Common Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  5.3.     Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 5, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the next highest full Common Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  5.4.     Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding Common Shares (other than a change in nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of (i) the number of Warrant Shares issuable upon exercise of the Warrants and (ii) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

          6.      Registration Rights

                  6.1.     Demand Registration. Harmonic Research, Inc., as agent for the Holder and the holders of the other warrants issued in the Offering, shall have the right, exercisable commencing on the earlier of the date which is six months after the original issuance of the Warrants and the closing of a financing in which the Company receives gross proceeds of at least $7,000,000 by written notice to the Company (the "Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "SEC"), on one occasion, at the sole expense of the Company, a registration statement (the "Demand Registration Statement"), in order to comply with the provisions of the Securities Act of 1933, as amended (the "Act"), so as to permit a public offering and sale of the Warrant Shares by the Holders thereof for a period of at least nine months (but in any event until one year following the date of issuance of the Warrants); provided that if, at the conclusion of such period, any of the Warrant Shares have not been disposed of by the Holder(s) pursuant to the Demand Registration Statement, and either (i) the Company is not then in compliance with the reporting requirements of Rule 144 under the Act or (ii) the number of Warrant Shares issuable to any Holder upon a cashless exercise exceeds 1% of the Company's then issued and outstanding Common Stock (calculated on a primary basis), the Company agrees to use its best efforts to keep the Demand Registration Statement effective until the later of the second anniversary of the date of original issuance of the Warrants and the date on which the Company is in compliance with the reporting requirements of Rule 144 under the Act. Notwithstanding the foregoing, nothing herein shall require the Company to undergo an audit, other than in the ordinary course of business. The Company shall cause the Demand Registration Statement to be filed with the SEC within sixty (60) days of the Registration Request, so as to permit a public offering and sale of the Warrant Shares by the holders thereof and will use its best efforts to cause the Demand Registration Statement to become effective as soon as possible thereafter.

                  6.2.     Piggyback Registration. If, at any time prior to the Expiration Date, the Company proposes to prepare and file one or more registration statements covering any of the Company's equity or debt securities held by the Company or any of its stockholders on a form for which it would be appropriate to include the Warrant Shares, in such case other than pursuant to Form S-4 or Form S-8 or successor form (collectively, a "Piggyback Registration Statement" and, together with a Demand Registration Statement, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least ten (10) business days prior to the filing of each such Piggyback Registration Statement, to the Holder.

           Upon the written request of the Holder, made within ten (10) business days after receipt of the Notice, that the Company include all or a portion of the Warrant Shares held by the Holder ("Piggyback Securities") in the proposed Piggyback Registration Statement, the Company shall include the Piggyback Securities in the Piggyback Registration Statement, at the Company's sole cost and expense and at no cost or expense to the Holder, except that this Section 6.2 shall not apply to any Warrant Shares that are included in another registration statement (whether pursuant to Section 6.1 or 6.2 or otherwise) that is then effective under the Act at the time a Piggyback Registration Statement is filed. However, if, in the opinion of the Company's managing underwriter, if any, for the offering evidenced by such Piggyback Registration Statement, the inclusion of all or a portion of the Piggyback Securities, when added to the other securities being registered, will exceed the maximum amount of the Company's securities which can be marketed without otherwise adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Piggyback Securities.

          If securities are proposed to be offered for sale pursuant to such Piggyback Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above), the aggregate number of Piggyback Securities to be offered by Requesting Holders pursuant to such Piggyback Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Piggyback Securities proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

           Notwithstanding the provisions of this Section 6.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 6.2 (irrespective of whether any written request for inclusion of Piggyback Securities shall have already been made) to elect not to file any such proposed Piggyback Registration Statement or to withdraw the same after its filing but prior to the effective date thereof.

                  6.3.     Additional Registration Provisions.

                  (a)      If any stop order shall be issued by the SEC in connection with any Registration Statement filed pursuant to Section 1 above, to the extent required in Section 1 above, the Company will use commercially reasonable efforts to obtain the removal of such order.

                  (b)      The Company shall pay all costs, fees, and expenses in connection with all registration statements filed pursuant to Sections 6.1 and 6.2 above, including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting or broker discounts, commissions or fees applicable to the Warrant Shares sold by the Holders pursuant thereto.

                  (c)      As promptly as practicable after becoming aware of such event, the Company shall notify each Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, to the extent required by Section 6.1 above, use commercially reasonable efforts promptly to prepare a supplement or amendment to the registration statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

                  (d)      The Holder, upon receipt of notice from the Company that an event of the kind described in Sections 6.3(a) or (c) has occurred which requires a post-effective amendment to the registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of registrable securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide immediately after such notice.

                  6.4.     Indemnification and Contribution.

                  (a)      In connection with any Registration Statement covering Warrant Shares, the Company agrees to indemnify and hold harmless each Holder, the affiliates of each such Holder, the directors, partners, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to any Registration Statement or prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the prospectus during a period when the use of the prospectus has been suspended in accordance with Section 6(a) or (c) hereof; and (iii) the Company shall not be liable to any indemnified party with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the fact that such indemnified party sold Warrant Shares to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus or of the prospectus as then amended or supplemented in any case where such delivery is required by the Act, if the loss, claim, damage or liability of such indemnified party results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the prospectus or in the prospectus as then amended or supplemented. The Company also agrees to indemnify and provide contribution to each person who may be deemed to be an underwriter (for purposes of the Act) with respect to the Warrant Shares ("Underwriters"), their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Holders provided in this Section 6.4.

                  (b)      By its participation in a Registration Statement, each Holder shall be deemed to have agreed to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with respect to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have. Each Holder shall also be deemed to have agreed to indemnify and contribute to each Underwriter, their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Company provided in this Section 6.4. Anything in this Agreement contained to the contrary notwithstanding, the liability of each Holder for indemnification or contribution hereunder shall be limited to the amount of proceeds received by such Holder in the offering giving rise to such liability.

                  (c)      Promptly after receipt by an indemnified party under this Section 6.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.4, notify the indemnifying party in writing of the commencement thereof; but the failure so to promptly notify the indemnifying party will not relieve the indemnifying party from liability under Section 6.4(a) or (b) hereof unless and to the extent that it is materially prejudiced thereby. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) in the written opinion of counsel to the indemnified party, (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or (ii) the indemnifying party shall authorize, in writing, the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnified party shall not settle or compromise any action for which it seeks indemnification or contribution hereunder without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d)      In the event that contribution by any party is required pursuant to this Section 6.4, the amount of such contribution shall be determined on the basis of the relative fault of the parties, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Holder, and the parties' relative intent, knowledge, access to information and opportunity to prevent such statement or omission.

          7.      Redemption of Warrants. The Warrants are redeemable by the Company, in whole or in part, on not less than twenty (20) days' prior written notice at a redemption price of $.10 per Warrant at any time; provided that (i) the closing sale price of the Common Stock for twenty (20) consecutive trading days prior to the day on which the Company gives notice of redemption has been at least 200% (currently $7.00, subject to adjustment) of the then effective exercise price of the Warrants and (ii) a registration statement is effective with respect to the issuance or sale of the Warrant Shares. The redemption notice shall be mailed to the holders of the Warrants at their addresses appearing in the Warrant register. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption.

          8.      Exchange and Replacement of Warrant Certificates. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

          9.      Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Shares and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares.

          10.      Reservation of Shares. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares as shall be equal to the number of Warrant Shares issuable upon the exercise of the Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder.

          11.      Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a)      the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b)      the Company shall offer to all the holders of its Common Shares any additional Common Shares or other shares of capital stock of the Company or securities convertible into or exchangeable for Common Shares or other shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c)      a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale. Notwithstanding the provisions of this Section 11, to the extent that Section 5 provides for an adjustment to the Exercise Price and number of Warrant Shares in any such circumstance, this Section 11 shall not be construed as a requirement that the Holder exercise the Warrant in order to derive the benefit of the provisions of Section 5.

          12.      Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when personally delivered, delivered by courier or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier:

                  (a)      If to a registered Holder of the Warrants, to the address of such Holder as shown on the Warrant register of the Company; or

                  (b)      If to the Company, to the address set forth in Article 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

          13.      Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

          14.      Governing Law.

                  14.1.     Choice of Law. This Warrant Certificate shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the substantive laws of the State of New York, without giving effect to the choice of laws rules thereof.

                  14.2.     Jurisdiction and Service of Process. The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant Certificate, or any other agreement entered into between the

Company and the Holder pursuant to the Offering shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company or such Holder may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Holder each further agrees (a) to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State

Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (b) that service of process upon the Company mailed by certified mail to it at its address, or to the Holder at its address, shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THE TERMS OF THIS WARRANT CERTIFICATE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

          15.        Amendments. This Warrant may not be amended, or any provision in favor of the Holder waived, except by a writing duly executed by the Company and the Agent; provided, however that the consent of the Holder shall be required to (i) increase the Exercise Price, (ii) shorten the Expiration Date or (iii) reduce the number of Warrant Shares issuable upon exercise of the Warrants.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, as of this _______ day of_________ 2000.

INTACTA TECHNOLOGIES, INC.

By:__________________________
Name:  Noel Bambrough
Title: Executive Vice President
       and Chief Operating Officer

[FORM OF ELECTION TO PURCHASE]

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Warrant Shares and herewith tenders in payment for such Warrant Shares either cash or a check payable to the order of Intacta Technologies, Inc. in the amount of $_________, or surrenders this Warrant Certificate pursuant to Section 1.2 all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ______________________, whose address is
________________________________________________________________________________ ___________________________________________, and
that such certificate be delivered to __________________, whose address is __________________________________________________.

Dated:

Signature:_____________________________

(Signature must conform in
all respects to name of
holder as specified on the
face of the Warrant Certificate.)

_________________________________

_________________________________
(Insert Social Security or Other
Identifying Number of Holder)

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

          FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature:

(Signature must conform in
all respects to name of
holder as specified on the
face of the Warrant
Certificate)

________________________________________

________________________________________
(Insert Social Security or Other
Identifying Number of Assignee)